LOAN AGREEMENT

1. Parties:  The undersigned is Shaanxi Xi Deng Hui Science & Technology Industrial Stock Co., Ltd., the Borrower, and the Lender is Ms. Min Chen.

2. Date of Agreement: September 30, 2010.

3. Promise to Pay:  Borrower promises to pay to Lender on demand.

4. Responsibility:  Although this agreement may be signed below by more than one person, each of the undersigned understands that they are each as individuals responsible and jointly and severally liable for paying back the full amount.

5. Breakdown of Loan:  Borrower will pay:

    Amount of Loan:   RMB ¥1,198,455

    other (Describe):   None

    Amount financed:  None

    Finance charge:     None

    Total of payments: RMB ¥1,198,455

   Annual Interest Rate: None%

6. Repayment:  Borrower will repay lender partial of the entire outstanding amount at any time when the lender requests such repayment(s).

7. Prepayment:  Borrower has the right to prepay the whole outstanding amount at any time.

8. Late Charge:  Any repayment not paid within ten (10) days of its due date shall be subject to a late charge of 5% of the payment.

9. Security:  To protect Lender, Borrower gives what is known as a security interest or mortgage in:   None   .

10. Default:  If for any reason Borrower fails to make any payment on time, Borrower shall be in default. The Lender can then demand immediate payment of the entire remaining unpaid balance of this loan, without giving anyone further notices. If Borrower has not paid the full amount of the loan when the final payment is due, the Lender will charge Borrower interest on the unpaid balance at    5   percent (%) per year.

11. Right of Offset:  If the Lender gives Borrower an extension of time to pay this loan, he/she still must repay the entire loan.

Executed at Xi’an City

Agreed To:

Borrower Shaanxi Xi Deng Hui Science & Technology Industrial Stock Co., Ltd.

Lender Ms. Min Chen